UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒          Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

GlobalOptions Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

November 15, 2010

Dear Stockholders:

It is our pleasure to invite you to the 2010 Annual Meeting of Stockholders of GlobalOptions Group.  We will hold the meeting on Tuesday, December 14, 2010, at 1:00 p.m., local time, at the offices of GlobalOptions Group, Inc. at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019.

We describe in detail the actions we expect to take at the 2010 Annual Meeting of Stockholders in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

All holders of our common stock with shares registered directly in their name (i.e., stockholders of record) will have the option of voting by mail or on the Internet.  Stockholders whose shares are held in a stock brokerage account or by a bank or other nominee (i.e., holders in street name) will receive voting information from their bank, broker or other nominee.

We hope you will be able to attend the annual meeting.  Whether or not you expect to attend, please vote your shares by completing, signing and dating the proxy card or voting instruction card provided and returning it in the prepaid envelope provided or voting on the Internet (if Internet voting is available to you).

Thank you for your ongoing support of and continued interest in GlobalOptions Group.

Sincerely,

/s/ Harvey W. Schiller	/s/ Jeffrey O. Nyweide

Harvey W. Schiller, Ph.D.	Jeffrey O. Nyweide
Chairman of the Board and Chief Executive Officer	Chief Financial Officer, Executive Vice President Corporate Development, Treasurer and Secretary

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2010

To our Stockholders:

Notice is hereby given that the 2010 annual meeting of the stockholders of GlobalOptions Group, Inc. will be held on December 14, 2010 at 1:00 p.m., local time, at the offices of GlobalOptions Group, Inc. at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019.  At the annual meeting or any postponement, adjournment or delay thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to elect four directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	to transact such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 8, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected.  The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative “FOR” votes of a majority of the votes cast on the matter.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the Annual Meeting.  We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety.

By order of the Board of Directors,

/s/ Jeffrey O. Nyweide

Jeffrey O. Nyweide
Chief Financial Officer, Executive Vice President Corporate Development, Treasurer and Secretary

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about November 16, 2010.

Important Notice Regarding the Availability of Proxy Materials for the
GlobalOptions Group 2010 Annual Meeting of Stockholders to be Held on December 14, 2010

The Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available on the Internet at www.cstproxy.com/globaloptionsgroup/am2010.

GLOBALOPTIONS GROUP, INC.

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of GlobalOptions Group, Inc. (the “Board”) in connection with the solicitation of proxies for use at the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) to be held at the offices of GlobalOptions Group, Inc. at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019, on Tuesday, December 14, 2010, at 1:00 p.m., local time, and any adjournments thereof.  This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning November 16, 2010.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “GlobalOptions Group,” “we,” “our,” “us” and “the Company” to refer to GlobalOptions Group, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:
The Board is soliciting your proxy to vote at the 2010 Annual Meeting because you were a stockholder at the close of business on November 8, 2010, the record date, and are entitled to vote at the 2010 Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the 2010 Annual Meeting.  You do not need to attend the 2010 Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the 2010 Annual Meeting, the voting process, the Board and Board committees, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may write to us at the following address to request an additional copy of these materials:

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019
Attention: Corporate Secretary

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, the Company sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative.  As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2010 Annual Meeting.

Q:	What am I voting on at the 2010 Annual Meeting?

A:	You are voting on the following proposals:

•	to elect four directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	to consider such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournments thereof.

The Board recommends a vote “FOR” the election of each of the nominees to the Board and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet.  If you are a stockholder of record, you may vote over the Internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative. Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the 2010 Annual Meeting.  All stockholders may vote in person at the 2010 Annual Meeting. You may also be represented by another person at the 2010 Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the 2010 Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2010 Annual Meeting by:

•	sending written notice of revocation to the Corporate Secretary of GlobalOptions Group;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting on the Internet at a later time; or

•	attending the 2010 Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the 2010 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the 2010 Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board; and “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	Can my broker vote my shares for me on the election of directors?

A:
No. Please note that this year the rules that govern how most brokers vote your shares have changed. Brokers that are members of the New York Stock Exchange (“NYSE”) may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Most brokerage firms are members of the NYSE, so this rule will likely affect you. Please vote your proxy so your vote can be counted.

Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the 2010 Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will likely only be permitted to vote your shares on matters that the NYSE has ruled “discretionary.” The election of nominees to a company’s board of directors is not a discretionary matter, and therefore most brokers will not be able to vote your shares for the election of directors if you fail to provide instructions. If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of any matter being voted on at the meeting.

Q:	What are the voting requirements to approve each of the proposals?

A:	In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected. You may withhold votes from any or all nominees.

The proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative “FOR” votes of a majority of the votes cast on the matter.  Thus, abstentions will not affect the outcome of the vote on the proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal.  Thus, the broker “non-vote” will have no effect on the outcome of the proposals, assuming that a quorum is present.

Q:	How many votes do I have?

A:
If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold.  As of November 8, 2010, the record date, there were 14,472,828 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:
If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the 2010 Annual Meeting?

A:
Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2010 Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Dr. Schiller and Mr. Nyweide, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2010 Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the 2010 Annual Meeting?

A:
A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the 2010 Annual Meeting, either in person or by proxy, totaling 7,236,414 shares.

Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the 2010 Annual Meeting?

A:
You are entitled to attend the 2010 Annual Meeting only if you were a stockholder of GlobalOptions Group as of the close of business on November 8, 2010 or hold a valid proxy for the 2010 Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted.  If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to November 8, 2010, a copy of the voting instruction card provided to you by your broker, trustee or nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2010 Annual Meeting.

The 2010 Annual Meeting will begin promptly on December 14, 2010, at 1:00 p.m., local time.  You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the 2010 Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the 2010 Annual Meeting.  Shares held beneficially in street name may be voted in person at the 2010 Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the 2010 Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the 2010 Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the 2010 Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.  You may vote your shares in person at the 2010 Annual Meeting only if at the 2010 Annual Meeting you provide a legal proxy obtained from your broker, trustee or nominee.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within GlobalOptions Group or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:
For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote.

Q:	Where can I find the voting results of the 2010 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2010 Annual Meeting and publish final results in a current report on Form 8-K within 4 business days after the 2010 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2010 Annual Meeting?

A:
GlobalOptions Group is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How can I obtain GlobalOptions Group corporate governance information?

A:	The following information is available in print to any stockholder who requests it:

•	Certificate of Incorporation of GlobalOptions Group, as amended

•	By-laws of GlobalOptions Group, as amended (the “By-laws”)

•	The charters of the following committees of the Board: the Audit Committee, the Nominating Committee and the Compensation Committee

•	Board committee composition

•	Code of Business Conduct and Ethics (the “Code of Ethics”)

•	Policy regarding stockholder communications with the Board

Q:	How may I obtain the GlobalOptions Group 2009 Annual Report on Form 10-K and other financial information?

A:
A copy of the Company’s 2009 Annual Report on Form 10-K (the “2009 Annual Report”) is being sent to stockholders along with this Proxy Statement.  Stockholders may request an additional free copy of the 2009 Annual Report and other financial information by contacting the Company at:

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019
Attention: Corporate Secretary

We will also furnish any exhibit to the 2009 Annual Report if specifically requested.

Alternatively, current and prospective investors can access the 2009 Annual Report at www.cstproxy.com/globaloptionsgroup/am2010.  Our filings with the Securities and Exchange Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov and at our website at the Investor Relations; SEC Filings, portion of our website, www.globaloptions.com.

Q:	What if I have questions for the Company’s transfer agent?

A:
Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Telephone: (212) 509-4000
Fax: (212) 509-5150

Q:	Who can help answer my questions?

A:	If you have any questions about the 2010 Annual Meeting or how to vote or revoke your proxy, please contact us at:

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019
Attention: Corporate Secretary

PROPOSALS TO BE VOTED ON

Proposal No. 1:  Election of Directors

Four directors are to be elected at the 2010 Annual Meeting to serve until the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) and until their successors are duly elected and qualify.  Each of the four nominees currently serves on the Board.  If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the votes cast.

The following table and paragraphs sets forth information regarding our executive officers and nominees for election to the Board, including the business experience for the past five years (and, in some instances, for prior years) of each of our directors and executive officers.

Name	Age	Position
Harvey W. Schiller, Ph.D.	71	Chairman of the Board and Chief Executive Officer

Jeffrey O. Nyweide	54	Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary

Thomas P. Ondeck	63	President, International Strategies Unit

Barry S. Watson	56	Chief Executive Officer and President, The Bode Technology Group, Inc.

Per-Olof Lööf	60	Vice Chairman of the Board and member of the Audit, Compensation and Nominating Committees

John P. Oswald	51	Director and Chairman of the Audit, Compensation and Nominating Committees

John P. Bujouves	48	Director and member of the Audit, Compensation and Nominating Committees

Harvey W. Schiller, Ph.D. has been our Chairman of the Board and Chief Executive Officer since June 2005.  Additionally, he recently accepted an appointment to the newly-created position of Vice Chairman and President of the Sports, Media, and Entertainment Practice of Diversified Search Odgers Berndtson, one of the top executive search firms in the U.S.  Dr. Schiller had been Chairman of the Board of privately-held GlobalOptions, Inc. since February 2004. Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S., a provider of financial and life management products and services, from 2002 to 2004.  Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002.  His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference.  Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General.  Dr. Schiller is a former partner in QuanStar Group, a management consulting firm in New York, and a former advisory partner of Millennium Technology Value Partners, L.P.

Jeffrey O. Nyweide has been our Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary since June 2005.  Mr. Nyweide had been Chief Financial Officer and Executive Vice President-Corporate Development of privately-held GlobalOptions, Inc. since April 2003.  Mr. Nyweide has been a successful entrepreneur and executive for the past 20 years.  Mr. Nyweide has been a Venture Partner with Millennium Technology Ventures, L.P., a New York-based venture capital firm, since 2001.  From 1987 to 2000, he co-founded and then grew Dataware Technologies, Inc., a software and services company, as Director, President and Chief Operating Officer, and took the company public.  In 1995, he helped found Northern Light Technology LLC.  Mr. Nyweide has significant experience in mergers and acquisitions, finance and operations, as well as with establishing international business in Europe and Asia from prior experience as a founder and managing director of Quantum Management in Greenwich, Connecticut and Munich, Germany.  In this role he worked with European and United States investment banks and corporations developing merger and acquisition strategies as well as strategic alliances.  His previous experience in the services and solutions business also includes sales, marketing and operating experience as an executive with The Service Bureau Company, a subsidiary of Control Data Corporation, in Chicago, Atlanta and Greenwich.

Thomas P. Ondeck became President of our International Strategies unit upon its inception in June, 2006.  Mr. Ondeck had been President of privately-held GlobalOptions, Inc. since January, 1999.  Mr. Ondeck has dealt with national and international crises, including assisting companies besieged by activist and hate groups, plaintiffs’ product liability litigation campaigns, the financial impact of violence in Southeast Asia, threats against multinational businesses by organized criminal elements in the former Soviet Union, extortive litigation involving misuse of the United States civil RICO statute by business competitors and asset looting in Latin America.  Mr. Ondeck was previously a litigation partner in two international law firms and served in the White House as an aide to former President Richard M. Nixon.

Barry S. Watson has been the Chief Executive Officer and President of The Bode Technology Group, Inc. (“Bode”) since May 19, 2010.  Mr. Watson joined Bode as President in February 2008, bringing more than thirty years of executive experience in government management, research and program development.  Prior to joining Bode, Mr. Watson founded aBear Solutions, LLC, in May 2006, an executive consulting firm offering expert advice in executive management, strategic planning, bid preparation, and mergers and acquisitions in the federal government services arena. Mr. Watson has also held management positions at Alion Science and Technology Corporation (“Alion”), formerly IIT Research Institute, from April 1977 to April 2006 including Chief Strategic Officer and Sector Senior Vice President.  Mr. Watson's management experience includes defense operational support services, IT, engineering solutions, environmental, homeland security and weapons research and development.

Per-Olof Lööf has been our Vice Chairman of the Board since June 2005.  Mr. Lööf had been Vice Chairman of the Board of privately-held GlobalOptions, Inc. since August 2004.  Mr. Lööf has been the Chief Executive Officer and a director of Kemet Corporation, a global manufacturer of electronic components/capacitors supplier, since April 2005, and a director of Devcon International Corp., a company with operating divisions in security services, materials and construction, from 2004 to 2009.  Prior to joining Kemet, Mr. Lööf was Managing Partner of QuanStar Group from 2003 to 2004.  Mr. Lööf has significant experience in acquisition integration efforts through past positions at Sensormatic Electronics Corporation, a manufacturer and provider of electronic article surveillance systems and accessories, where he was President and Chief Executive Officer from 1999 until its acquisition by Tyco International, Ltd. in 2002.  Prior to Sensormatic, Mr. Lööf was Senior Vice President at NCR Corporation and Chief Executive Officer of AT&T ISTEL.  Mr. Lööf also worked for 12 years at Digital Equipment Corporation as Vice President of Sales and Marketing.

John P. Oswald has been a director since January 2008 and has been appointed Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee.  Mr. Oswald has been the President and Chief Executive Officer of the Capital Trust Group, an international merchant/investment bank with offices in London, New York, Washington, D.C. and Beirut, since 1993.  Mr. Oswald is responsible for the U.S. operations of Capital Trust Group and its worldwide investment banking operations.  His responsibilities have included managing a number of private equity funds, both in U.S. and European markets, which have focused on mezzanine and equity investments ranging from approximately $10 million to $100 million in middle market, private and public companies with revenues from $20 billion to $1 billion.  Since 1993, Mr. Oswald has also managed an extensive portfolio of U.S. real estate comprised of office/retail space primarily in suburban areas in the U.S. and Europe.  The investment banking/advisory function of Capital Trust Group includes advising clients with respect to mergers and acquisitions, financings and dispositions of holdings in the oil and gas, real estate, entertainment, education, construction, media and communications areas.  Mr. Oswald has also been responsible for completing numerous public debt offerings and public issuances of stock for the Capital Trust Group’s portfolio companies and clients.  From December 1, 2006 to 2009, Mr. Oswald was the President and Chief Executive Officer of Verus International Group, Ltd., an international merchant bank with offices in New York and Barbados.  From 1996 to 2005, Mr. Oswald served as a director of Kirkland’s Inc.  From 1986 to 1996, Mr. Oswald was a partner in the international law firm of Lord Day & Lord.  He began his career as an accountant at Arthur Andersen & Co. and he is a certified public accountant.  Mr. Oswald serves as a director for Preem Holdings AB, the largest downstream refining operation in Europe, Samir, the third largest public company and the only downstream oil refinery in Morocco, and numerous privately held companies.

John P. Bujouves has been a director since June 2005.  Mr. Bujouves serves as Chairman of Globacor Capital Inc., a Canadian private equity investment firm that invests and holds interests in a wide range of companies, since 1996.  From 2003 to 2010, Mr. Bujouves was the President and a director of Bayshore Asset Management Inc., a provider of asset management services, and from 1999 to 2010 was the Chief Executive Officer of Integris Funds Ltd., a Cayman Islands based mutual fund company.  From 1998 to 2010 Mr. Bujouves served as Chairman of J&T Bank and Trust, Inc. (formerly known as Bayshore Bank & Trust Corp.), one of Barbados’ largest private banks.  Mr. Bujouves is also a director of Safe Storage Depot, a real-estate development company, Numeric Answers Inc., a corporate accounting firm, DLK on Avenue, a cosmetic medical clinic, and the former Chairman of the Ontario Arthritis Society.  Mr. Bujouves’ former experience includes directing CIBC’s International Private Banking group in Canada from 1993 to 1996.  Prior to that, in 1990, as Managing Partner for Royal Trust International, Mr. Bujouves worked globally and launched Royal Trust Corporation’s first two international offices located in the United States.

Director and Nominee Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders.  While the Nominating Committee of the Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board.  In general, the Nominating Committee expects directors to have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have sufficient time to carry out their duties and provide insight and practical wisdom based on their past experience.  Additionally, we believe that having the highest professional and personal ethics and values, consistent with our longstanding values and standards, is an essential characteristic for our directors.

A brief discussion of the experiences and skills that led to the conclusion that our nominees should serve as directors is provided below:

•
Harvey W. Schiller, Ph.D.  The Board believes that, from his military career and as an executive of numerous entities, Dr. Schiller brings to the Board strong leadership and organizational skills and a deep commitment to integrity and excellence.

•
Per-Olof Lööf. The Board believes that, as a result of his experiences serving in the role of Chief Executive Officer for multiple companies, Mr. Lööf possesses significant senior management experience and provides the Board with valuable insight on strategic initiatives.

•
John P. Oswald.  The Board believes that Mr. Oswald’s in-depth knowledge of numerous industries, international business experience and service on the board of directors of several companies provides the Board with important knowledge and perspective on the evaluation of business opportunities.

•
John P. Bujouves. The Board believes that Mr. Bujouves provides the Board with extensive business and finance knowledge earned through his significant experience in banking and his service as a member of the board of directors of numerous entities.

Family Relationships

There are no family relationships among our executive officers and directors.

Transactions with Related Persons, Promoters and Certain Control Persons

Sale of Preparedness Services Business Unit

On July 16, 2010, we completed the sale of our Preparedness Services business unit (“Preparedness”) in accordance with an asset purchase agreement dated May 13, 2010 (the “Preparedness Purchase Agreement”), by and among us, GlobalOptions, Inc. and Witt Group Holdings, LLC, (“Witt Holdings”), of which James Lee Witt, Chief Executive Officer, Mark Merritt, Co-President, Barry Scanlon, Co-President, and Pate Felts, Senior Advisor, respectively, of Preparedness are principals.  Messrs. Witt, Merritt, Scanlon and Felts ceased serving as officers and employees of the Company and its subsidiaries concurrent with the closing of the sale of Preparedness.

Pursuant to the terms of the Preparedness Purchase Agreement, we sold Preparedness to Witt Holdings for aggregate consideration of (i) $10 million in cash, of which $1 million is to be held in escrow for 12 months following the closing; (ii) an earnout payment equal to 40% of any revenues over $15 million earned during the 12-month period following the closing, which payment may not exceed $12 million; and (iii) the assumption of all of Preparedness’ liabilities, including all termination and severance payments due to James Lee Witt, Mark Merritt, Barry Scanlon and Pate Felts upon the sale of Preparedness under their respective employment agreements, less $286,000, representing a payment in connection with Witt Holdings’ assumption of the lease for Preparedness’ Washington DC facility.  The maximum total consideration payable to us under the Preparedness Purchase Agreement is $22 million.

In addition, Witt Holdings has agreed to pay us, within six months of the date of closing, the amount by which the working capital of Preparedness at closing exceeds $6.8 million, and we have agreed to pay Witt Holdings, within six months of the date of closing, the amount by which the working capital of Preparedness is less than $5.8 million.  At September 30, 2010, we have estimated that Witt Holdings will pay us a working capital adjustment of approximately $1.6 million, which amount may be subject to change pending further negotiations between us and Witt Holdings.  We have also agreed to pay Witt Holdings (i) a “true-up” of up to $1 million based on accounts receivable (other than accounts receivable originating from the State of Louisiana or its agencies) that remain uncollected as of six months following the closing, and (ii) the face amount of any uncollected receivables arising from the bankruptcy or dissolution of any non-governmental entity.  Witt Holdings has agreed upon such “true-up” payment to transfer to us all rights with respect to such uncollected receivables.

Additionally, in connection with the Preparedness Purchase Agreement, we entered into (i) a license agreement pursuant to which it granted Witt Holdings a world-wide, perpetual, irrevocable, exclusive, royalty free, fully paid-up right and license to use our software in the field of emergency preparedness and disaster relief recovery, and we agreed not to license the Preparedness application of the software to any other business in such field, and (ii) a transition service agreement pursuant to which we will provide Witt Holdings with certain specified transition services following the closing, including but not limited to certain information technology services.

The sale of Preparedness was subject to the approval of our stockholders, which approval was obtained at a special meeting of our stockholders held on July 15, 2010.

Consulting Agreements

On March 9, 2010, effective as of April 1, 2010, the Company entered into consulting agreements with each of Howard Safir, then the Chief Executive Officer of the Company’s Security Consulting and Investigations unit, and Adam Safir, Howard Safir’s son and then an officer of the Company’s Security Consulting and Investigations unit.  Pursuant to the terms of their respective consulting agreements, as of April 1, 2010, Howard Safir and Adam Safir ceased serving as employees of the Company, but were available to provide consulting services to the Security Consulting and Investigations business unit, including being available to assist in the Company’s exploration of strategic alternatives and provide certain marketing assistance.  The terms of the consulting agreements were 12 months, provided, however, that the Company had the right to terminate each of the consulting agreements after three months and/or each month thereafter.  Howard Safir and Adam Safir received $30,000 per month and $20,000 per month, respectively, under the consulting agreements.  In addition, if the Company was to sell its Security Consulting and Investigations segment or any assets thereof during the term of the respective consulting agreements, each of Howard Safir and Adam Safir could have received up to $600,000 and $300,000, respectively, based upon certain aggregate sales price levels received for the business or such assets.   On June 24, 2010, Howard Safir and Adam Safir were notified that their consulting agreements were terminated, effective on June 30, 2010.

Following the sale of the Company’s SafirRosetti business unit on April 30, 2010 and the announcement of the Company’s entry into an agreement to sell all of the equity securities of Bode, constituting the Company’s Forensic DNA Solutions and Products Services business unit, to LSR Acquisition Corp., Howard Safir and Adam Safir informed the Company they believed they had earned their respective payments of $600,000 and $300,000 under their consulting agreements.  The Company believed that the payments were not owed because the consulting agreements were terminated prior to the Company’s entry into the definitive agreement to sell Bode.

On November 4, 2010, the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Howard Safir and Adam Safir regarding (a) a default judgment in the original amount of $482,406.62 against Safir Rosetti, LLC in the Circuit Court for Miami-Dade County, Florida (the “Florida Litigation”) as well as any potential or threatened claims arising out of the Florida Litigation, and (b) Howard Safir and Adam Safir’s respective consulting agreements with the Company.  Pursuant to the Settlement Agreement, the parties settled any and all past, present, future, potential or threatened disputed legal claims between them arising from the Florida Litigation and Consulting Agreements.  The default judgment in the Florida Litigation is a result of a case for breach of contract against Safir Rosetti, LLC that pre-dated the Company’s acquisition of Safir Rosetti, LLC in May 2006, and the plaintiff previously threatened to seek to recover the default judgment from the Company.  In consideration for the settlement, the Company deposited $375,000 in an escrow account, which amount will be paid to Howard Safir and Adam Safir upon evidence that that they have entered into an effective settlement agreement with the plaintiff in the Florida Litigation, waiving any and all of the plaintiff’s legal claims against the Company.  The waiver must be obtained by November 1, 2011 or the escrow funds will be distributed to the Company and the consulting agreements will be deemed null and void.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related-party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the 2009 fiscal year except as set forth below:

On January 30, 2009, Mr. Boujoves filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2009.

On February 2, 2009, Mr. Loof filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2009.

On February 2, 2009, Mr. Oswald filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on January 1, 2009.

On February 27, 2009, Vicis Capital, LLC filed an Initial Statement of Beneficial Ownership of Securities on Form 3 covering its becoming a 10% beneficial owner on December 19, 2008.

Vote Required

Each nominee receiving a plurality of affirmative votes will be elected to the Board.  You may withhold votes from any or all nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of the nominees to the Board to serve until the 2010 Annual Meeting and until their successors are duly elected and qualify.

Proposal No. 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum LLP (formerly known as Marcum & Kliegman LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  Although this appointment does not require ratification, the Board has directed that the appointment of Marcum LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company.  If stockholders do not ratify the appointment of Marcum LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Marcum LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009.  A representative of Marcum LLP is expected to be present physically or telephonically at the 2010 Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

Audit Fees. The aggregate fees billed for professional services rendered was $432,900 and $552,838 for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, respectively, which services included the cost of the reviews of the condensed consolidated financial statements for the years ended December 31, 2009 and 2008, and other periodic reports for each respective year.

Audit-Related Fees. The aggregate fees billed for professional services categorized as Audit-Related Fees rendered was $0 and $0 for the years ended December 31, 2009 and 2008.

Tax Fees. For the years ended December 31, 2009 and 2008, the principal accountant billed $124,727 and $172,775, respectively, for tax compliance.

All Other Fees. Other than the services described above, the aggregate fees billed for services rendered by the principal accountant which were $21,300 and $12,757, respectively, for the fiscal years ended December 31, 2009 and 2008.

Audit Committee Policies and Procedures. The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be nonetheless be approved by the Board prior to the completion of the audit. Each year the independent registered public accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the previous year’s Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Marcum LLP, has been approved in advance by the Board, and none of those engagements made use of the de-minimums exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on November 8, 2010 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is GlobalOptions Group, Inc., 75 Rockefeller Plaza, 27th Floor, New York, New York 10019. Unless otherwise indicated, the common stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person, and also includes options to purchase shares of our common stock exercisable within 60 days that have been granted under our incentive stock plans.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders:

Weiss Asset Management LP (2)	5,766,324	39.9
Eric S. Weinstein (3)	750,821	5.2
Artio Global Management LLC (4)	718,026	5.0

Directors and Named Executive Officers:

Harvey W. Schiller, Ph.D.	460,494	3.2
Jeffrey O. Nyweide	229,038	1.6
Per-Olof Lööf (5)	102,168	*
John P. Bujouves (6)	180,418	1.2
John P. Oswald (7)	156,770	1.1
James Lee Witt (8)	56,020	*

All executive officers and directors as a group (8 persons) (9)	1,402,177	9.5

* Represents holdings of less than 1% of shares outstanding.

(1)
Based upon 14,472,828 shares of our common stock outstanding on November 8, 2010 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of November 8, 2010.

(2)
Based solely on information contained in a Schedule 13D filed with the SEC on October 29, 2010 by Weiss Asset Management LP, Andrew M. Weiss, BIP GP LLC and WAM GP LLC.  Represents (i) 4,036,428 shares of common stock held by Brookdale International Partners, LP (“BIP”) and (ii) 1,729,896 shares of common stock held by Brookdale Global Opportunity Fund (“BGO”).  Weiss Asset Management LP is the Investment Manager of BIP and BGO, and in such capacity has the power to vote and dispose of the shares of common stock held by BIP and BGO.  The business address of Weiss Asset Management LP is 222 Berkeley St., 16th Floor, Boston, MA 02116.

(3)	Based solely on information contained in a Schedule 13G filed with the SEC on November 19, 2009 by Mr. Weinstein. Mr. Weinstein’s address is 46 Maddock Road, Titusville, NJ 08560.

(4)
Based solely on information contained in a report on Schedule 13G/A filed with the SEC on February 2, 2010. The business address of Artio Global Management LLC is 330 Madison Avenue, Suite 12A, New York, NY 10017.

(5)
Represents 5,418 shares of common stock and 75,000 shares of our common stock issuable upon exercise of stock options held by Mr. Lööf individually, and 21,750 shares of our common stock held by Lööf Holdings, LLC, a limited liability company controlled by Mr. Lööf. Mr. Lööf may be deemed to be the beneficial owner of the shares of our common stock held by Lööf Holdings, LLC.

(6)
Represents 5,418 shares of common stock and 75,000 shares of our common stock issuable upon exercise of stock options held by Mr. Bujouves individually, and 100,000 shares of our common stock held by Globacor Capital Inc., of which Mr. Bujouves is Chairman. Mr. Bujouves may be deemed to be the beneficial owner of the shares of our common stock held by Globacor Capital Inc. Mr. Bujouves disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)
Represents 7,310 shares of our common stock and 60,000 shares of our common stock issuable upon exercise of stock options held by Mr. Oswald individually, 48,959 shares of our common stock held by Capital Trust Investments Limited, of which Mr. Oswald is a director, and 40,501 shares of our common stock held by Verus International Group, Ltd., of which Mr. Oswald is Chief Executive Officer. Mr. Oswald may be deemed to be the beneficial owner of the shares of our common stock held by Capital Trust Investments Limited and Verus International Group, Ltd. Mr. Oswald disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)
Mr. Witt served as the Chief Executive Officer of Preparedness until July 16, 2010, when he ceased serving as an officer and employee of the Company and its subsidiaries concurrent with the closing of the sale of Preparedness.  Represents 56,020 shares of our common stock held by Mr. Witt individually.

(9)
Represents 1,185,510 shares of our common stock and 216,667 shares of our common stock issuable upon exercise of stock options. Included in the above calculations are 210,602 shares of our common stock and 6,667 shares of our common stock issuable upon exercise of stock options beneficially owned by two executive officers who are not named executive officers and are therefore not specifically identified in the above table.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that each of our directors, except for Dr. Schiller, is “independent” under the independence standards of The NASDAQ Stock Market LLC (“NASDAQ”) and applicable SEC rules.

Board and Committee Meetings

During the fiscal year ended December 31, 2009, the Board held seven meetings.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders.  All of our current directors attended last year’s annual meeting of stockholders.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.  During the fiscal year ended December 31, 2009, there were four meetings of the Audit Committee, eight meetings of the Compensation Committee, and one meeting of the Nominating Committee.

Board Committees

The Board has three standing committees to assist it with its responsibilities: the Audit Committee; the Compensation Committee; and the Nominating Committee.  These committees are described below.  Each of the committees has a charter accessible on the Investor Relations; Corporate Governance, portion of our website, www.globaloptions.com.

The Audit Committee, which is comprised solely of directors who satisfy the SEC audit committee membership requirements, is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm. It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Oswald, Bujouves and Lööf, and Mr. Oswald is the Chairman of the committee.

The Board has determined that Mr. Oswald, who currently is a member of the Board and chairman of the Audit Committee, is the Audit Committee financial expert, as defined under the Exchange Act, and is independent as defined by the rules of NASDAQ. The Board made a qualitative assessment of Mr. Oswald’s level of knowledge and experience based on a number of factors, including his experience as a certified public accountant for a major accounting firm and financial sophistication from his years managing private investment funds.

The Compensation Committee, which is comprised solely of independent directors, determines all compensation for our Chief Executive Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required. Our Compensation Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the Chairman of the committee.

The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates.  The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Our Nominating Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the chairman of the committee.

Director Nominations

In fulfilling its responsibilities, the Nominating Committee considers the following factors: (i) the appropriate size of the Board and its committees; (ii) our needs with respect to the particular talents and experience of our directors; (iii) the knowledge, skills and experience of nominees, including experience in the risk management and investigations industry, the nonprofit sector, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; (iv) experience with accounting rules and practices; (v) applicable regulatory and securities exchange/association requirements; (vi) appreciation of the relationship of our business to the changing needs of society; and (vii) a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.  The Nominating Committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees.  However, the Nominating Committee may also consider such other factors as it may deem to be in the best interests of GlobalOptions Group and its stockholders.  However, the Nominating Committee recognizes that, under applicable regulatory requirements, at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules and that at least a majority of the members of the Board must meet the director independence standards of NASDAQ and applicable SEC rules.  The Nominating Committee believes that it is preferable that more than one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules and that it appropriate for certain key members of our management to participate as members of the Board.

The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.  For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, thereby balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the Nominating Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee.  Research may also be performed to identify qualified individuals.  If the Nominating Committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates.  Alternative sources may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.  The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Board Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

At this time, the Board believes that Dr. Schiller, the Company’s Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board also believes that combining the positions of Chairman of the Board and Chief Executive Officer is the most effective leadership structure for the Company at this time, as the combined position enhances Dr. Schiller’s ability to provide insight and direction on strategic initiatives to both management and the Board, facilitating the type of information flow between management and the Board that is necessary for effective governance.  Although the Board does not have a Lead Independent Director position, the Board believes that due to the small size of the Board, each incumbent director’s knowledge of the Company and industry as a result of his years of service on the Board, and the fact that each of the directors other than Dr. Schiller is independent, the independent directors are able to provide appropriate independent oversight of management and to hold management accountable for the execution of strategy.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

We have adopted a Code of Ethics applying to all of our directors, officers and employees. The Code of Ethics is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics.

A copy of the Code of Ethics is available in the Investor Relations; Corporate Governance, portion of our website, www.globaloptions.com.  Additional copies of the Code of Ethics may be obtained without charge, from us by writing or calling: 75 Rockefeller Plaza, 27th Floor, New York, New York 10019, Attn: Chief Financial Officer, tel: (212) 445-6261.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary and Chief Financial Officer will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by GlobalOptions Group regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2009 with both management and Marcum LLP, the Company’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Marcum LLP such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

AUDIT COMMITTEE

John P. Oswald (Chairman)
John P. Bujouves
Per-Olof Lööf

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Harvey W. Schiller, Ph.D. Chairman and Chief Executive Officer	2009 2008	425,000 400,000	100,000 (2) 50,000 (5)	422,500 (3) 972,625 (6)	– – )	5,040 (4) 5,040 (7)	952,540 1,427,665
Jeffrey O. Nyweide Chief Financial Officer and Executive Vice President	2009 2008	375,000 350,000	75,000 (2) 38,000 (5)	316,875 (3) 728,398 (6)	– –	122,130 (8) 111,281 (9)	889,005 1,227,679
James Lee Witt Former Chief Executive Officer of Preparedness (12)	2009 2008	500,000 500,000	45,000 (10) 55,000 (10)	– –	– –	3,511 (11) 3,510 (11)	548,511 558,510

(1)
The amounts listed in this column are performance-based compensation and reflect the probable outcome award value at the date of grant in accordance with FASB ASC Topic 718.  Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules.  The stock awards for each of Dr. Schiller and Mr. Nyweide are provided under the terms of a performance bonus program pursuant to the terms outlined by the Compensation Committee of the Board of Directors (the “Performance Bonus Plan”) established on December 5, 2006, and as outlined in the Executive Compensation Plan.  The performance measures, as determined by the Compensation Committee, include components for operations and business integration improvements, achieving revenue goals and overall performance of the company’s stock price.

Summary of Awards.  On December 5, 2006, the Compensation Committee awarded to each of Dr. Schiller and Mr. Nyweide performance based awards covering performance for the period January 6, 2006 through December 31, 2009, under which they were eligible to earn vested shares of our Company stock.  In April, 2008, these awards were modified (see note 6, below) and in December, 2009 were extended to the year 2010 (see note 3, below).

Seeding of Restricted Shares Under the Plan.  In order to seed shares of non-vested restricted stock under the Performance Bonus Plan, on December 19, 2006, Dr. Schiller and Mr. Nyweide were granted 100,000 shares and 75,000 shares and on July 24, 2008 were granted 250,000 and 187,500 shares of restricted stock, respectively, under the Amended and Restated 2006 Long Term Incentive Plan which were subject to vesting upon the achievement of performance criteria.

Vesting Of Shares from Inception of Plan. (a) On December 12, 2007, our Compensation Committee determined that 6,250 shares and 4,687 shares of restricted stock, valued on date of grant at $77,500 and $58,119, held by Dr. Schiller and Mr. Nyweide, respectively, effective on January 1, 2008, were no longer subject to forfeiture. (b) Effective on August 15, 2008, our Compensation Committee determined that 25,000 shares and 18,500 shares of restricted stock, valued on date of grant at $163,063 and $121,758, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture. (c) Effective on December 14, 2009, our Compensation Committee determined that 50,000 shares and 37,500 shares of restricted stock, valued on date of grant at $107,000 and $80,250, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture.

(2)
Amount represents bonus earned in accordance with achievement of performance criteria established by the Compensation Committee. The bonus amount, as approved by the Compensation Committee, was paid on December 24, 2008.

(3)
On August 13, 2009 the Compensation Committee extended the eligibility period to December 31, 2011 for the performance awards available to be earned by Dr. Schiller and Mr. Nyweide under the Performance Bonus Plan, resulting in a new award effective on August 13, 2009.  Pursuant to the terms of the Performance Bonus Plan, we have estimated the probable value at August 13, 2009 of that modification to be $422,500 and $316,875, respectively.  Incorporated into this award is the continuation of uncapped performance measures.  Accordingly, the effective limitation for this award would be 888,065 and 665,304 shares valued at $ 1,598,517 and $1,197,547 for Dr. Schiller and Mr. Nyweide respectively, representing the remaining shares available under the Amended and Restated 2006 Long-term Incentive Plan, each as of the date of this award.

(4)	Amount includes payments towards parking and life insurance benefits.

(5)
Amount represents bonus earned in accordance with achievement of performance criteria established by the Compensation Committee.  The bonus amount, as approved by the Compensation Committee, was paid on September 5, 2008.

(6)
On April 18, 2008 the Compensation Committee modified the award, originally granted to Dr. Schiller and Mr. Nyweide, under the Performance Bonus Plan on December 5, 2006, in effect resulting in a new award effective on April 18, 2008.  Pursuant to the terms of the Performance Bonus Plan, we have estimated the probable value at August 13, 2009 of that modification to be $972,625 and $728,398, respectively.  Incorporated into this award is the continuation of uncapped performance measures.  Accordingly, the effective limitation for this award would be 1,156,925 and 865,836 shares valued at $2,475,820 and 1,852,899 for Dr. Schiller respectively, representing the remaining shares available under the Amended and Restated 2006 Long-term Incentive Plan, each as of the date of this award.

(7)	Amount includes payments toward parking and life insurance benefits.

(8)	Amount includes payments of a housing allowance of $108,000 for the rental of an apartment in New York City, parking, life insurance, as well as reimbursement of professional fees of $10,000.

(9)	Amount includes payments of a housing allowance of $108,000 for the rental of an apartment in New York City, as well as payments for parking and life insurance.

(10)	Amount represents bonus earned in accordance with annual performance criteria established by the Compensation Committee.

(11)	Amount includes payments toward parking and life insurance benefits.

(12)
Mr. Witt served as the Chief Executive Officer of Preparedness until July 16, 2010, when he ceased serving as an officer and employee of the Company and its subsidiaries concurrent with the closing of the sale of Preparedness.

Employment Agreements and Potential Payments Upon Termination or Change In Control

Harvey W. Schiller, Ph.D.

We entered into a three-year employment agreement with Dr. Schiller, our Chairman and Chief Executive Officer, in January 2004.  The agreement was initially amended on December 19, 2006 to extend the term through January 31, 2010 and subsequently on August 13, 2009 to extend the term through January 31, 2011.  Effective May 11, 2010, the Company again modified its employment agreement with Dr. Schiller to induce him to remain with the Company in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee of the Board determined would result from the completion of the sale of Preparedness.

The sale of Preparedness was completed on July 16, 2010.  As a result, the Company’s employment agreement with Dr. Schiller, as modified (the “Schiller Employment Agreement”), provides that Dr. Schiller will continue to serve as our Chairman and Chief Executive Officer for one year following the sale of Preparedness, and devote the necessary working time and efforts, but less than substantial working time and efforts, to the business of GlobalOptions Group.  The Schiller Employment Agreement provides for a base salary of $180,000 per annum, plus certain living expenses, for the duration of the term.  In addition to his base salary, Dr. Schiller will be eligible for a discretionary cash bonus on the one-year anniversary of the sale of Preparedness.  Following the completion of the term of the Schiller Employment Agreement, the Company will have the option to continue to employ Dr. Schiller on a month-to-month basis for $20,000 per month.

Additionally, pursuant to the terms of the Schiller Employment Agreement, upon the sale of Preparedness, 268,750 shares of restricted stock granted under the 2006 Executive Compensation Performance Bonus Plan (the “Performance Bonus Plan”) and 31,912 restricted stock units (“RSUs”) held by Dr. Schiller became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the date of the sale of Preparedness, $269,863 was paid on August 13, 2010, and the remaining $230,137 will be paid in March 2011.  In addition, $1,684,932 was paid into a “rabbi trust” on August 20, 2010 and will be disbursed to Dr. Schiller six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Dr. Schiller works part-time), representing: (i) salary that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) the target cash bonus for the period January 1, 2011 through January 31, 2012; and (iii) cash in lieu of additional shares of stock, for the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Dr. Schiller.

Dr. Schiller elected to have 113,650 shares, valued at $225,027, withheld in satisfaction of his tax obligation in connection with the vesting of the restricted stock and RSUs.

Jeffrey O. Nyweide

Effective as of August 1, 2007, Mr. Nyweide and we terminated his consulting agreement and entered into an employment agreement providing for Mr. Nyweide’s service as our Chief Financial Officer, Executive Vice President—Corporate Development, Treasurer and Secretary, reporting to the Chairman of the Board.  The employment agreement, which had an initial term through January 31, 2010, was amended on August 13, 2009 to extend its term through January 31, 2011, and pursuant to its terms was further extended to January 31, 2012.  Effective May 11, 2010, the Company again modified its employment agreement with Mr. Nyweide to induce him to remain with the Company in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee determined would result from the sale of Preparedness.

As a result of the sale of Preparedness, the Company’s employment agreement with Mr. Nyweide, as modified (the “Nyweide Employment Agreement”), provides that Mr. Nyweide will continue to serve as its Chief Financial Officer and Executive Vice President until 18 months following the sale of Preparedness.   Mr. Nyweide will receive a base salary of $375,000 per annum for the first twelve months of such term and a reduced base salary of $180,000 per annum for the remaining six months, during which period Mr. Nyweide’s responsibilities are intended to be reduced.  In addition to his base salary, Mr. Nyweide earned a performance bonus of $150,000 in connection with the sale of Preparedness (half paid on August 11, 2010 and the remainder paid on October 15, 2010), and will be eligible to receive a performance bonus of $250,000 in the event of a sale of the Company’s fourth and final business division (half payable upon the sale of such business division and the remainder payable at the completion of the term of the Nyweide Employment Agreement).  Following the completion of the term of the Nyweide Employment Agreement, the Company will have the option to continue to employ Mr. Nyweide on a month-to-month basis under the same terms and conditions.

Additionally, pursuant to the terms of the Nyweide Employment Agreement, upon the sale of Preparedness, 201,813 shares of restricted stock granted under the Performance Bonus Plan and 14,093 RSUs held by Mr. Nyweide became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the sale of Preparedness, $202,397 was paid on August 13, 2010, and the remaining $172,603 will be paid in March 2011.  In addition, $821,474 was paid into a “rabbi trust” on August 23, 2010 and will be disbursed to Mr. Nyweide six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Mr. Nyweide works part-time), representing: (i) 50% of the salary and 100% of benefits, including a housing allowance, that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) 50% of the target cash bonus for the period January 1, 2011 through January 31, 2012 ; and (iii) cash in lieu of additional shares of stock for 50% of the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Mr.  Nyweide.

Mr. Nyweide elected to have 72,977 shares, valued at $144,494, withheld in satisfaction of his tax obligations in connection with the vesting of the restricted stock and RSUs.

James Lee Witt

Concurrently with our acquisition of JLWA in March 2006, we entered into a four-year employment agreement with Mr. Witt, the former President and Chief Executive Officer of JLWA.  On May 11, 2007, the agreement was amended and restated.  In March 2010 the employment agreement with Mr. Witt expired and Mr. Witt became an at-will employee.  Mr. Witt ceased serving as an officer and employee of the Company and its subsidiaries concurrent with the closing of the sale of Preparedness on July 16, 2010.

Benefit Plans

2005 Stock Option Plan

Our 2005 Stock Option Plan was adopted as of August 5, 2005. We had reserved a total of 6,500,000 shares of our common stock for issuance under the 2005 Stock Option Plan.  As of November 12, 2010 there are no remaining options to purchase common stock outstanding under this plan. On October 17, 2006, the Board approved, and stockholders later ratified, that the remaining shares reserved, but unissued, with respect to any awards under the 2005 Stock Option Plan were unreserved and that no new awards were to be issued under the 2005 Stock Option Plan.

The 2005 Stock Option Plan is administered by the Compensation Committee. Stock options granted under the 2005 Stock Option Plan were either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. Stock options granted under the 2005 Stock Option Plan are generally not transferable and are exercisable during the lifetime of the optionee only by the optionee.

The 2005 Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless stockholder approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2005 Stock Option Plan, except that no amendment or alteration to the 2005 Stock Option Plan may be made without the approval of stockholders that would:

•	materially increase the benefits accruing to plan participants; or

•	materially decrease the exercise price of any options; or

•	extend the term of any option.

Unless otherwise provided, the 2005 Stock Option Plan will remain in effect for a period of nine years from the date adopted unless terminated earlier by the Board, and all stock options then outstanding under the 2005 Stock Option Plan will remain in effect until they have expired or been exercised.

2006 Stock Option Plan

Our 2006 Stock Option Plan was adopted as of June 12, 2006. We had reserved a total of 8,500,000 shares of our common stock for issuance under the 2006 Stock Option Plan. As of November 12, 2010 there are no options to purchase shares of our common stock that remain outstanding under this plan.  On October 17, 2006, the Board approved, and stockholders later ratified, that the remaining shares reserved, but unissued, with respect to any awards under the 2006 Stock Option Plan were unreserved and that no new awards were to be issued under the 2006 Stock Option Plan.

The 2006 Stock Option Plan is administered by the Compensation Committee. Stock options granted under the 2006 Stock Option Plan are generally not transferable and are exercisable during the lifetime of the optionee only by the optionee.

The 2006 Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless stockholder approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which our common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2006 Stock Option Plan, except that no amendment or alteration to the 2006 Stock Option Plan may be made without the approval of stockholders that would:

•	materially increase the benefits accruing to plan participants; or

•	materially decrease the exercise price of any options; or

•	extend the term of any option.

Unless otherwise provided, the 2006 Stock Option Plan will remain in effect for a period of 10 years from the date adopted unless terminated earlier by the Board, and all stock options then outstanding under the 2006 Stock Option Plan will remain in effect until they have expired or been exercised.

Amended and Restated 2006 Long-Term Incentive Plan

Our 2006 Long-Term Incentive Plan was originally adopted on December 5, 2006.  On July 24, 2008, our stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”), which became effective immediately following its approval and replaced the original 2006 Long-Term Incentive Plan.

The Incentive Plan provides for the issuance of up to 3,000,000 shares of our common stock, increased from 1,500,000 under the original 2006 Long-Term Incentive Plan.  As of November 12, 2010 there are options to purchase 603,308 shares of our common stock and 8,825 shares of common stock underlying restricted stock units outstanding under this plan.  The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of our common stock to any individual during any calendar year, increased from 312,500 under the original 2006 Long-Term Incentive Plan.  As of November 12, 2010, 1,367,967 shares remain eligible to be issued under the Incentive Plan.

The Incentive Plan is administered by the Compensation Committee, or in the absence of the Compensation Committee, the entire Board.  The Compensation Committee has sole authority to interpret the Incentive Plan and set the terms of all awards, including, without limitation, determining the performance goals associated with performance-based awards, determining the recipients of awards, determining the types of awards to be granted, and the making policies and procedures relating to administration of the Incentive Plan.

The purpose of the Incentive Plan is to allow us to continue to provide incentives to such participants who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, link incentives with increases in stockholder value and to further align participants’ interests with those of other stockholders.  In general, the Incentive Plan empowers us to grant stock options and stock appreciation rights, and performance-based cash and stock and other equity based awards, including restricted stock and restricted stock units.  The Incentive Plan will also continue to allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby preserving our ability to receive tax deductions for the awards.

The Incentive Plan may be amended, suspended or terminated by the Board, except that (a) no amendment shall be made that would impair the rights of any participant under any award theretofore granted without the participant’s consent, and (b) no amendment shall be made which, without the adoption of our stockholders, would (i) materially increase the number of shares that may be issued under the Incentive Plan, except as the Compensation Committee may appropriately make adjustments; (ii) materially increase the benefits accruing to the participants under the Incentive Plan; (iii) materially modify the requirements as to eligibility for participation in the Incentive Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value (as defined under the Incentive Plan) per share of common stock on the date of grant thereof; or (v) extend the term of any option beyond ten years.

No award may be granted under the Incentive Plan after the tenth anniversary of the Incentive Plan’s effective date, December 5, 2006.

Amended and Restated 2006 Employee Stock Purchase Plan

Our 2006 Stock Purchase Plan was originally adopted on December 5, 2006.  On July 24, 2008, our stockholders approved the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which became effective immediately following its approval and replaced the original 2006 Employee Stock Purchase Plan.

The Stock Purchase Plan permits eligible employees to automatically purchase at the end of each month at a discounted price, a certain number of shares of our common stock by having the effective purchase price of such shares withheld from their base pay.  The Stock Purchase Plan provides for the issuance of up to 2,000,000 shares of our common stock, increased from 250,000 under the original 2006 Employee Stock Purchase Plan.  As of November 12, 2010, 1,877,985 shares remain eligible to be issued under the Stock Purchase Plan.

The Stock Purchase Plan is administered by the Compensation Committee.  Pursuant to the terms of the Stock Purchase Plan, the Compensation Committee has the authority to make rules and regulations for the administration of the Stock Purchase Plan.

The purpose of the Stock Purchase Plan is to encourage eligible employees to acquire or increase their proprietary interests in our company through the purchase of shares of our common stock, thereby creating a greater community of interest between our stockholders and our employees.

The Stock Purchase Plan may be amended or terminated by the Board, provided that, without stockholder approval, no such amendment may (a) increase the maximum number of shares that may be issued under the Stock Purchase Plan, (b) amend the requirements as to the class of employees eligible to purchase stock under the Stock Purchase Plan, or (c) permit the members of the Compensation Committee to purchase stock under the Stock Purchase Plan.  No termination, modification, or amendment of the Stock Purchase Plan may adversely affect the rights of an employee with respect to an option previously granted to him or her under such option without his or her written consent.

Unless the Stock Purchase Plan is previously terminated by the Board, no additional stock will be available for purchase under the Stock Purchase Plan at the earlier of (a) October 17, 2016, or (b) the point in time when no shares of stock appropriately reserved for issuance are available.

Executive Compensation Plan

On December 5, 2006, the Compensation Committee approved the establishment of our Executive Compensation Plan (“Executive Compensation Plan”), which links base salary, benefits and short-term and long-term incentives within the total compensation framework. The committee also extended the agreements with Dr. Schiller and Mr. Nyweide until January 31, 2010. The Executive Compensation Plan provides for cash awards and vesting of restricted stock, based on the achievement of performance targets set by the Compensation Committee.

Bonus awards granted under the Executive Compensation Plan have two components: an annual (single-year) incentive plan component, which is 20% of the bonus target, and a multi-year incentive plan component, which is 80% of the bonus target. Single-year performance targets are established at the end of the immediately preceding year and are monitored throughout the year. The annual incentive plan provides upside potential when organizational goals are exceeded and less when goals are missed. Multi-year performance metrics include components that related to increasing stockholder value.

On July 16, 2010, as a result of the sale of Preparedness, all of the performance targets established under the compensation plan were deemed to have been achieved, and the cash and stock awards were deemed to have been earned.  No further cash or stock awards are available to be earned under the Executive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of the end of the fiscal year ended December 31, 2009:

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares of restricted stock that have not vested (1) (#)		Equity Incentive Plan Awards: Market value at December 31, 2009 of Unearned shares underlying RSUs that have not vested ($)	Number of Securities Underlying Unvested RSUs (1) (#)	Market Value of Securities Underlying Unvested RSUs ($)
Harvey Schiller	268,750	(2)	443,438	63,825	105,311
Jeffrey O. Nyweide	201,813	(2)	333,991	28,187	46,508
James Lee Witt	–		–	25,000	41,256

(1)
Pursuant to the terms of their respective employment and consulting agreements, all of Dr. Schiller’s and Mr. Nyweide’s restricted stock and RSUs were to vest immediately upon a change in control of the Company, and all performance conditions for any restricted stock were to be deemed to be met.

(2)
Amount represents shares of restricted stock subject to vesting in accordance with performance criteria established by the Compensation Committee.   The amounts listed in this column are performance-based compensation and reflect the probable outcome award value at the date of grant in accordance with FASB ASC Topic 718.  Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules.  The stock awards for each of Dr. Schiller and Mr. Nyweide are provided under the terms of the Performance Bonus Plan established on December 5, 2006, and as outlined in the Executive Compensation Plan.  The performance measures, as determined by the Compensation Committee, include components for operations and business integration improvements, achieving revenue goals and overall performance of the company’s stock price.

Summary of Awards.  On December 5, 2006, the Compensation Committee awarded to each of Dr. Schiller and Mr. Nyweide performance based awards covering performance for the period January 6, 2006 through December 31, 2009, under which they were eligible to earn vested shares of our Company stock.  In April, 2008, these awards were modified (see note 3, below) and in December, 2009 were extended to the year 2010 (see note 4, below).

Seeding of Restricted Shares Under the Plan.  In order to seed shares of non-vested restricted stock under the Performance Bonus Plan, on December 19, 2006, Dr. Schiller and Mr. Nyweide were granted 100,000 shares and 75,000 shares and on July 24, 2008 were granted 250,000 and 187,500 shares of restricted stock, respectively, under the Amended and Restated 2006 Long Term Incentive Plan which were subject to vesting upon the achievement of performance criteria.

Vesting Of Shares from Inception of Plan. (a) On December 12, 2007, our Compensation Committee determined that 6,250 shares and 4,687 shares of restricted stock, valued on date of grant at $77,500 and $58,119 held by Dr. Schiller and Mr. Nyweide, respectively, effective on January 1, 2008, were no longer subject to forfeiture. (b) Effective on August 15, 2008, our Compensation Committee determined that 25,000 shares and 18,500 shares of restricted stock, valued on date of grant at $163,063 and $121,758 held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture. (c) Effective on December 14, 2009, our Compensation Committee determined that 50,000 shares and 37,500 shares of restricted stock, valued on date of grant at $107,000 and $80,250 held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture.

(3)
On April 18, 2008 the Compensation Committee modified the award, originally granted to Dr. Schiller and Mr. Nyweide, under the Performance Bonus Plan on December 5, 2006, in effect resulting in a new award effective on April 18, 2008.  Pursuant to the terms of the Performance Bonus Plan, we have estimated the probable value at August 13, 2009 of that modification to be $972,625 and $728,398 respectively.  Incorporated into this award is the continuation of uncapped performance measures.

(4)
On August 13, 2009 the Compensation Committee extended the eligibility period to December 31, 2011 for the performance awards available to be earned by Dr. Schiller and Mr. Nyweide under the Performance Bonus Plan, resulting in a new award effective on August 13, 2009.  Pursuant to the terms of the Performance Bonus Plan, we have estimated the probable value at August 13, 2009 of that modification to be $422,508 and $316,875, respectively.  Incorporated into this award is the continuation of uncapped performance measures.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each of our non-execute directors who served on the Board during the fiscal year ended December 31, 2009:

Name	Fees Earned ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Per-Olof Lööf	32,500	31,875	(1)	–	64,375
Ronald Starr (2)	–	–		–	–
John Bujouves	25,000	31,875	(1)	–	56,875
John P. Oswald	40,000	31,875	(1)	–	71,875

(1)	On January 1, 2009, an option to purchase 25,000 shares was granted to Mr. Lööf, Mr. Bujouves and Mr. Oswald under the Amended and Restated 2006 Long Term Incentive Plan.

(2)	Mr. Starr resigned from his position on the Board on June 21, 2010.

2009 Director’s Plan

A compensation plan for the Board was in place for 2009.  Following the Directors Plan, each non-employee member of the Board was entitled to receive cash compensation consisting of an annual cash retainer of $10,000, a fee of $2,500 for attending each Board meeting, $2,500 for attending each committee meeting (the committee chair receives a supplement fee), an annual stock option grant for attending Board meetings and serving on and chairing Board committees.  One of our directors declined the cash compensation and declined the stock option grant.  All stock options were made exercisable at the then prevailing market price on the date immediately prior to the date of grant.

On January 1, 2009, we granted options to purchase 75,000 shares, in the aggregate, to three of the four independent members of the Board, to purchase shares of our common stock under the Amended and Restated 2006 Long-Term Incentive Plan.  These options were granted at an exercise price based upon the closing price of the common stock on the date immediately prior to the date of grant, have a term of five years and vest in equal installments, 25% at March 31, 2009, 25% at June 30, 2009, 25% at September 30, 2009 and 25% at December 31, 2009.

2010 Director’s Plan

A compensation plan for the Board is in place for 2010.  Following the Directors Plan, each non-employee member of the Board is entitled to receive cash compensation consisting of an annual cash retainer of $10,000, a fee of $2,500 for attending each Board meeting, $2,500 for attending each committee meeting (the committee chair receives a supplement fee), an annual stock option grant for attending Board meetings and serving on and chairing Board committees.  One of our former directors declined the cash compensation and declined the stock option grant.  All stock options were made exercisable at the then prevailing market price on the date immediately prior to the date of grant.

On January 1, 2009, we granted options to purchase 75,000 shares, in the aggregate, to three of the four independent members of the Board, to purchase shares of our common stock under the Amended and Restated 2006 Long-Term Incentive Plan.  These options were granted at an exercise price based upon the closing price of the common stock on the date immediately prior to the date of grant, have a term of five years and vest in equal installments, 25% at March 31, 2009, 25% at June 30, 2009, 25% at September 30, 2009 and 25% at December 31, 2009.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the 2010 Annual Meeting, stockholder proposals for such meeting must be submitted to the Company no later than July 18, 2011.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2010 Annual Meeting, if the Company does not have notice of a stockholder proposal on or before October 1, 2011, the Company will be permitted to use its discretionary voting authority as outlined above.

The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company.  Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting.  In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting and the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by the Company.  Any notice to the Secretary must include:  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any additional information reasonably requested by the Board; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) all information relating to such stockholder and such beneficial owner that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to regulation 14A under the Exchange Act and Rule 11a-11 thereunder, and (iv) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.  The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the Meeting and the defective nomination will be disregarded.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and the cost of soliciting proxies will be borne by the Company.  The transfer agent and registrar for the Company’s common stock, Continental Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  The Company will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The 2009 Annual Report is being sent with this Proxy Statement to each stockholder and is available at www.cstproxy.com/globaloptionsgroup/am2010.  The 2009 Annual Report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2009.  The 2009 Annual Report, however, is not to be regarded as part of the proxy soliciting material.

PROXY
GLOBALOPTIONS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GLOBALOPTIONS GROUP, INC.
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To be held on December 14, 2010

The undersigned stockholder of GlobalOptions Group, Inc. (the “Company”), hereby appoints Harvey W. Schiller and Jeffrey O. Nyweide, or any of them, voting singly in the absence of others, as his/her/its attorney(s) and proxy(s), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of common stock that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of the Company to be held on Tuesday, December 14, 2010 at 1:00 p.m., local time, or at any adjournment or adjournments thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

GLOBALOPTIONS GROUP, INC.

VOTE BY INTERNET QUICK H H H EASY H H H IMMEDIATE

As a stockholder of GlobalOptions Group, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m. Eastern Standard Time on December 13, 2010.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

PROXY BY MAIL                                            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1  AND 2. PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
Please mark your votes like this	☒

1. To elect four members of the Board of Directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify:		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominee names: 01 Harvey W. Schiller, Ph.D. 02 Per-Olof Lööf	03 John P. Oswald 04 John P. Bujouves	☐	☐	3. To consider such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournments thereof.
(Instruction: To withhold authority to vote for one or more than one individual nominee, write that nominee’s name(s) in the space provided below.)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2010.
(Please date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint heirs should sign.)
Please mark, sign, date and mail the Proxy promptly.